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                                  Exhibit 8.1

                        Shaw Pittman Potts & Trowbridge

               A Partnership Including Professional Corporations
                              2300 N Street, N.W.
                            Washington, D.C. 20037

                               October 24, 1997



Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland 20815

             Re: Chevy Chase Bank, F.S.B. Registration Statement on Form S-3 relating to Home Equity and Home Improvement Loan Trusts
                  --------------------------------------------------------

Ladies and Gentlemen:

     We have acted as your special tax counsel in connection with the preparation of Registration Statement No. 333-33733 on Form S-3 (the "Registration Statement") relating to the proposed offering from time to time in one or more series (each, a "Series") by one or more trusts of up to $700,000,000 aggregate principal amount of asset backed notes (the "Notes") and asset backed certificates (the "Certificates," and, together with the Notes, the "Securities"). The Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among Chevy Chase Bank, F.S.B. (the "Bank"), a trustee (the "Trustee") and, where appropriate, a servicer (the "Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

     We have examined the prospectus and forms of prospectus supplements related thereto contained in the Registration Statement (each, a "Prospectus") and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

     In arriving at the opinion expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the Bank, the Trustee, the Servicer (where applicable) and any other party thereto for such Series of Securities and will be duly executed and delivered by the Bank, the Trustee, the Servicer and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Securities will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the
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Registration Statement, and that Securities will be sold as described in the
Registration Statement.

        As your special tax counsel, we have advised you with respect to certain material federal income tax aspects of the proposed issuance of each Series of Securities pursuant to the related Agreement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Securities that appear under the heading "Federal Income Tax Considerations," as applicable, in each Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but with respect to those federal income tax consequences described therein, such description is accurate in all material respects.

        This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectuses contemplate Series of Securities with numerous different characteristics, you should be aware that the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Federal Income Tax Considerations" in each Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,


                                        /s/ Shaw Pittman Potts & Trowbridge